upbound™

Upbound Group, Inc. Earnings Release

November 2, 2023

Third Quarter 2023 Results & Key Metrics

$979.1M	$0.08	$0.79	$219.9M	$183.8M
Total Revenue	GAAP Diluted EPS	Non-GAAP Diluted EPS[1]	Operating Cash Flow Year-to-Date	Free Cash Flow Year-to-Date[(1)]

Raises Midpoint of Full Year 2023 Targets for Adjusted EBITDA and Non-GAAP Diluted EPS

Consolidated Skip-Stolen Loss Rate Improved 50 bps Year-over-Year

Third Quarter Consolidated Results

- Consolidated revenues of $979.1 million decreased 4.4% year-over-year with lower rentals and fees revenue and merchandise sales revenue, primarily due to a decrease in lease portfolio value compared to the prior year period.
- GAAP operating profit of $58.1 million, including $29.1 million of pre-tax costs relating to special items described below, compared to $37.1 million of GAAP operating profit, including $61.6 million of pre-tax costs relating to special items, in the prior year period. Third quarter 2023 GAAP operating profit margin was 5.9%, compared to 3.6% in the prior year period.
- Consolidated skip-stolen loss rate improved to 7.0% from 7.5% in the prior year period.
- Adjusted EBITDA decreased 7.8% year-over-year to $106.0 million, with lower Rent-A-Center segment EBITDA and higher corporate costs more than offsetting higher Acima segment EBITDA.
- Adjusted EBITDA margin of 10.8% decreased 40 basis points compared to the prior year, primarily due to the effect of higher corporate costs on a lower revenue base.
- GAAP diluted earnings per share was $0.08 compared to loss per share of $(0.10) in the prior year period.
- Non-GAAP diluted earnings per share, which excludes the impact of special items described below, was $0.79 for the third quarter of 2023 compared to $0.94 in the prior year period.

CEO Commentary

"Our businesses continued to perform well in the third quarter. We effectively executed our plans to drive improved lease origination trends and stable customer payment behavior, despite growing external headwinds. Strong underlying performance coupled with a continued focus on efficiency translated to financial results that were at the high-end of our guidance ranges," said Mitch Fadel, CEO.

"We are pleased with our GMV trends as we continue to get closer to year-over-year growth. Our ability to add new merchants, diversify our channel mix and further penetrate existing merchants should allow us to achieve year-over-year growth in the fourth quarter. Our flexible lease solutions can be a compelling option for merchants and consumers that are still struggling with pressure on discretionary spending and tighter credit conditions.

Despite the stress on consumers and seasonal norms, we were able to improve losses sequentially at Rent-A-Center and improve delinquencies at Acima. Our experience over 50 years and multiple cycles gives us confidence that Upbound Group is well positioned to navigate the uncertain environment we are seeing today," concluded Mr. Fadel.

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(1)Non-GAAP financial measure. Refer to the explanations and reconciliations elsewhere in this release.

Segment Highlights Rent-A-Center Segment Third Quarter Results • Revenues of $453.6 million decreased 4.2% year- over-year, improving from a 4.9% decrease for the second quarter of 2023. The decrease in third quarter revenues was primarily due to a lower lease portfolio value compared to the prior year period. • Lease portfolio value decreased 2.7% year-over- year, which was a 200 basis point improvement from second quarter year-over-year results. • Same-store-sales decreased 4.0% year-over-year, improving from a 4.9% decrease in Q2. • Rentals and fees revenue decreased 3.2% year- over-year. Merchandise sales revenue decreased 10.6% year-over-year, primarily due to fewer customers electing early payout options. • E-commerce accounted for approximately 25% of revenue, compared to approximately 23% in the prior year period. • Skip/stolen losses were 4.3% of revenue, improving from 5.8% in the prior year period and 4.5% in the second quarter of 2023. • Operating profit on a GAAP basis was $63.8 million with a margin of 14.1%, compared to $72.0 million and 15.2% in the prior year period. • Adjusted EBITDA was $68.2 million with a margin of 15.0% in the third quarter, compared to $77.0 million and 16.2% in the prior year period. The year-over-year decrease in Adjusted EBITDA and Adjusted EBITDA margin was primarily attributable to lower revenues. • As of September 30, 2023, the Rent-A-Center segment owned and operated 1,844 locations. Acima Segment Third Quarter Results • GMV decreased 1.4% year-over-year, improving from a 5.8% decrease in the second quarter. Lower GMV was primarily due to soft demand at certain merchant partners with high exposure to furniture. • Revenues of $475.2 million decreased 5.8% year- over-year, with decreases in both rentals and fees revenue and merchandise sales revenue. • Rentals and fees revenue decreased 3.2% and merchandise sales decreased 14.5%, primarily due to year-over-year GMV decreases over the last few quarters and fewer customers electing earlier payout options. • Gross margin increased 330 basis points year-over- year due to fewer customers electing earlier payout options in the current year period. • Skip/stolen losses for the business on the Acima platform were 7.8% of sales in the third quarter, within our long-term target range and a 20 bps year-over- year improvement. Total Acima segment loss rate increased 40 bps year-over year to 9.4% primarily due to a higher loss rate for the legacy Acceptance Now business that will convert to the Acima platform over the next two quarters. • Operating profit on a GAAP basis was $58.1 million with a margin of 12.2%, compared to $48.9 million and 9.7% in the prior year period. • Adjusted EBITDA of $72.8 million with a margin of 15.3%, compared to $63.6 million and 12.6% in the prior year period. The increase in Adjusted EBITDA and margin was primarily attributable to lower loss rates and higher gross margins in the current year. 2

Segment Highlights (continued) Franchising Segment Third Quarter Results • Revenues of $30.6 million increased 3.0% year-over-year due to higher inventory purchases per store. • Segment operating profit, on a GAAP basis, and Adjusted EBITDA of approximately $3.5 million and $3.6 million, respectively. • As of September 30, 2023, the company franchised 439 locations. Mexico Segment Third Quarter Results • Revenues of $19.6 million increased 3.2% year-over-year on a constant currency basis. • Segment operating profit, on a GAAP basis, and Adjusted EBITDA were approximately $1.1 million and $1.5 million, respectively. • As of September 30, 2023, the Mexico business owned and operated 130 locations. Corporate Segment Third Quarter Results • GAAP basis expenses decreased 23.8% year- over-year, primarily due to lower stock-based compensation expense related to the vesting of restricted stock agreements issued during the Acima acquisition. • Operating expense excluding special items described below increased $10.8 million year- over-year, or 25.2%, as a result of cycling over lower than normal performance-based compensation in the prior year. • Excluding the impact of stock-based compensation and depreciation, non-GAAP expenses increased 25.7% year-over year. 3

Full Year 2023 Financial Outlook

The Company is providing the following guidance for its 2023 fiscal year. Due to the inherent uncertainty related to the special items identified in the tables below, management does not believe it is able to provide a meaningful forecast of the comparable GAAP measures or reconciliation to any forecasted GAAP measure without unreasonable effort. The actual amount of these items during 2023 may have a significant impact on our future GAAP results.

Table 1

Guidance - Full Year 2023	Current (11/2/23)	Previous (8/3/23)
Consolidated[1]		
Revenues ($B)	$3.95 - $4.00	$3.90 - $ 4.00
Adj. EBITDA Excluding SBC ($M)[2]	$450 - $460	$440 - $465
Non-GAAP Diluted Earnings Per Share[2,3]	$3.45 – $3.55	$3.25 – $3.55
Free Cash Flow ($M)[2]	$215 - $235	$230 - $260

1. Consolidated includes Acima, Rent-A-Center, Franchising, Mexico and Corporate Segments.
2. Non-GAAP financial measure. See descriptions below in this release.
3. Non-GAAP diluted earnings per share excludes the impact of incremental depreciation and amortization related to the estimated fair value of acquired Acima assets, stock compensation expense associated with the Acima Acquisition equity consideration, which is subject to vesting conditions, and accelerated depreciation for software assets we intend to retire in 2024.

CFO Commentary

"Third quarter results demonstrated the Company's continued progress, as year-over-year trends improved sequentially from the second quarter, consistent with our projections. Revenues and adjusted EBITDA were above the mid-point of the guidance ranges we provided, benefiting from favorable lease origination trends in both businesses as well as continued strong margins for Acima," noted Fahmi Karam, CFO.

"After factoring in solid third quarter results and positive exit momentum for lease originations and portfolio yield, we have increased our earnings targets for the third time this year, including Non-GAAP diluted EPS of $3.45 to $3.55. We are confident the Company is well positioned to navigate the uncertain macro conditions and return to top-line and earnings growth in 2024."

"The Company's financial position has strengthened throughout the year, ending the third quarter with net debt of $1.2 billion and leverage of 2.5x. Given the cash flow and debt reduction achieved year-to-date and the favorable return offered by our shares, the Company opportunistically repurchased 0.9 million shares during the third quarter and 1.7 million through October 31st," concluded Mr. Karam.



Conference Call and Webcast Information

Upbound Group, Inc. will host a conference call to discuss the third quarter results, guidance and other operational matters on the morning of Thursday, November 2, 2023, at 9:00 a.m. ET. For a live webcast of the call, visit https://investor.upbound.com. Certain financial and other statistical information that will be discussed during the conference call will also be provided on the same website. Participants can access the call by phone via this link (Upbound Group Third Quarter Earnings Call), where the dial-in details will be provided.

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Financial Highlights

Key Metrics

Table 2

Metrics ($'s Millions - except per share & store count data)		Q3 2023		Q3 2022		Q2 2023
Consolidated						
Revenue	$	979.1	$	1,024.0	$	979.2
GAAP Operating Profit	$	58.1	$	37.1	$	84.0
Adj. EBITDA [(1)]	$	106.0	$	115.0	$	130.6
Skip / Stolen Loss Rate [(4)]		7.0 %		7.5 %		6.9 %
Adj. EBITDA Margin [(1)]		10.8 %		11.2 %		13.3 %
GAAP Operating Expenses as % of Total Revenue		44.8 %		45.7 %		43.1 %
GAAP Diluted EPS	$	0.08	$	(0.10)	$	(0.83)
Non-GAAP Diluted EPS [(1)]	$	0.79	$	0.94	$	1.11
Operating Cash Flow	$	78.0	$	125.0	$	36.5
Free Cash Flow [(1)]	$	63.2	$	106.4	$	24.7
Rent-A-Center Segment						
Lease Portfolio - Monthly Value (as of period end) [(2)]	$	137.9	$	141.8	$	139.3
Lease Portfolio Value (Y/Y % Change - as of period end) [(2)]		(2.7)%		(1.7)%		(4.7)%
Same Store Sales (Y/Y % Change) [(3)]		(4.0)%		(5.3)%		(4.9)%
Revenue	$	453.6	$	473.8	$	466.2
GAAP Operating Profit	$	63.8	$	72.0	$	78.9
Adj. EBITDA [(1)]	$	68.2	$	77.0	$	83.5
Adj. EBITDA Margin [(1)]		15.0 %		16.2 %		17.9 %
Skip / Stolen Loss Rate [(4)]		4.3 %		5.8 %		4.5 %
30+ Day Past Due Rate [(5)]		3.1 %		3.5 %		2.6 %
Corporate Owned Store Count (U.S. & PR - as of period end)		1,844		1,848		1,843
Acima Segment						
GMV [(6)]	$	385.8	$	391.5	$	372.1
GMV (Y/Y % Change) [(6)]		(1.4)%		(23.0)%		(5.8)%
Revenue	$	475.2	$	504.4	$	464.4
GAAP Operating Profit	$	58.1	$	48.9	$	63.1
Adj. EBITDA [(1)]	$	72.8	$	63.6	$	77.8
Adj. EBITDA Margin [(1)]		15.3 %		12.6 %		16.8 %
Skip / Stolen Loss Rate [(4)]		9.4 %		9.0 %		8.9 %
60+ Day Past Due Rate [(7)]		13.0 %		14.0 %		12.9 %

(1) Non-GAAP financial measure. Refer to the explanations and reconciliations elsewhere in this release.

(2) Lease Portfolio Value: Represents the aggregate dollar value of the expected monthly rental income associated with current active lease agreements from our Rent-A-Center stores and e-commerce platform at the end of any given period.

(3) Same Store Sales (SSS): Same store sales generally represents revenue earned in stores that were operated by us for 13 months or more and are reported on a constant currency basis as a percentage of total revenue earned in stores of the segment during the indicated period. The Company excludes from the same store sales base any store that receives a certain level of customer accounts from closed stores or acquisitions. The receiving store will be eligible for inclusion in the same store sales base in the 30th full month following account transfer.

(4) Skip / Stolen Loss Rate: Represents charge-offs of the net book value of unrecoverable on-rent merchandise with lease-to-own customers who are past due as a percentage of revenues. For the Rent-A-Center Segment skip / stolen losses excludes the Get It Now and Home Choice lines of business.

(5) 30+ Days Past Due Rate: Defined as the average number of accounts 30+ days past due as a % of total open leases.

(6) Gross Merchandise Volume (GMV): The Company defines Gross Merchandise Volume as the retail value in U.S. dollars of merchandise acquired by the Company that is leased to customers through a transaction that occurs within a defined period, net of cancellations.

(7) 60+ Days Past Due Rate: Defined as the average number of accounts 60+ days past due as a % of total open leases.

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About Upbound Group, Inc Upbound Group, Inc. (NASDAQ: UPBD) is an omni-channel platform company committed to elevating financial opportunity for all through innovative, inclusive, and technology-driven financial solutions that address the evolving needs and aspirations of consumers. The Company’s customer-facing operating units include industry-leading brands such as Rent-A-Center® and Acima® that facilitate consumer transactions across a wide range of store-based and digital retail channels, including over 2,400 company branded retail units across the United States, Mexico and Puerto Rico. Upbound Group, Inc. is headquartered in Plano, Texas. For additional information about the Company, please visit our website Upbound.com. Investor Contact Upbound Group, Inc. Brendan Metrano VP, Investor Relations 972-801-1280 brendan.metrano@upbound.com 6

Forward Looking Statements This press release, and the guidance above and the Company's related conference call contain forward-looking statements that involve risks and uncertainties. These statements are made under the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. Such forward- looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "could," "estimate," "predict," "continue," "maintain," "should," "anticipate," "believe," or “confident,” or the negative thereof or variations thereon or similar terminology and including, among others, statements concerning (i) the Company's guidance for 2023 and future outlook, (ii) the impact of ongoing challenging macro- economic conditions on the Company's business operations, financial performance, and prospects, (iii) the future business prospects and financial performance of the Company following the acquisition of Acima Holdings, LLC ("Acima Holdings"), (iv) cost and revenue synergies and other benefits expected to result from the Acima Holdings acquisition, (v) the Company’s growth strategies, (vi) the Company's expectations, plans and strategy relating to its capital structure and capital allocation, including any share repurchases under the Company's share repurchase program, and (vii) other statements that are not historical facts. However, there can be no assurance that such expectations will occur. The Company's actual future performance could differ materially and adversely from such statements. Factors that could cause or contribute to these differences include, but are not limited to: (1) risks relating to the Acima Holdings acquisition, (2) the impact of the COVID-19 pandemic and subsequent post pandemic impacts and related government and regulatory restrictions issued to combat the pandemic, including adverse changes in such restrictions, the expiration of governmental stimulus programs, and impacts on (i) demand for the Company's lease-to-own products offered in the Company's operating segments, (ii) the Company's Acima retail partners, (iii) the Company's customers and their willingness and ability to satisfy their lease obligations, (iv) the Company's suppliers' ability to satisfy its merchandise needs and related supply chain disruptions, (v) the Company's employees, including the ability to adequately staff its operating locations, (vi) the Company's financial and operational performance, and (vii) the Company's liquidity; (3) the general strength of the economy and other economic conditions affecting consumer preferences and spending, including the availability of credit to the Company's target consumers and to other consumers, impacts from the continued inflation, central bank monetary policy initiatives to address inflation concerns and possible recession or slowdown in economic growth; (4) factors affecting the disposable income available to the Company's current and potential customers; (5) changes in the unemployment rate; (6) capital market conditions, including availability of funding sources for the Company; (7) changes in the Company's credit ratings; (8) difficulties encountered in improving the financial and operational performance of the Company's business segments; (9) risks associated with pricing changes and strategies being deployed in the Company's businesses; (10) the Company's ability to continue to realize benefits from its initiatives regarding cost-savings and other EBITDA enhancements, efficiencies and working capital improvements; (11) the Company's ability to continue to effectively execute its strategic initiatives, including mitigating risks associated with any potential mergers and acquisitions, or refranchising opportunities; (12) the Company's ability to identify potential acquisition candidates, complete acquisitions and successfully integrate acquired companies; (13) failure to manage the Company's store labor and other store expenses, including merchandise losses; (14) disruptions caused by the operation of the Company's store information management systems or disruptions in the systems of the Company's host retailers; (15) risks related to the Company's virtual lease-to-own business, including the Company's ability to continue to develop and successfully implement the necessary technologies; (16) the Company's ability to achieve the benefits expected from its integrated virtual and staffed retail partner offering and to successfully grow this business segment; (17) exposure to potential operating margin degradation due to the higher cost of merchandise in the Company's Acima segment and higher merchandise losses than compared to our Rent-A- Center segment; (18) the Company's transition to more readily scalable, “cloud-based” solutions; (19) the Company's ability to develop and successfully implement digital or E-commerce capabilities, including mobile applications; (20) the Company's ability to protect its proprietary intellectual property; (21) the Company's ability or that of the Company's host retailers to protect the integrity and security of customer, employee and host retailer information, which may be adversely affected by hacking, computer viruses, or similar disruptions; (22) impairment of the Company's goodwill or other intangible assets; (23) disruptions in the Company's supply chain; (24) limitations of, or disruptions in, the Company's distribution network; (25) rapid inflation or deflation in the prices of the Company's products and other related costs; (26) allegations of product safety and quality control issues, including recalls; (27) the Company's ability to execute, as well as, the effectiveness of store consolidations, including the Company's ability to retain the revenue from customer accounts merged into another store location as a result of a store consolidation; (28) the Company's available cash flow and its ability to generate sufficient cash flow to continue paying dividends; (29) increased competition from traditional competitors, virtual lease-to-own competitors, online retailers, Buy-Now-Pay-Later and other fintech companies and other competitors, including subprime lenders; (30) the Company's ability to identify and successfully market products and services that appeal to its current and future targeted customer segments and to accurately estimate the size of the total addressable market; (31) consumer preferences and perceptions of the Company's brands; (32) the Company’s ability to effectively provide consumers with additional products and services beyond lease-to-own, including through third party partnerships; (33) the Company's ability to retain the revenue associated with acquired customer accounts and enhance the performance of acquired stores; (34) the Company's ability to enter into new, and collect on its, rental or lease purchase agreements; (35) changes in the enforcement of existing laws and regulations and the enactment of new laws and regulations adversely affecting the Company's business, including any legislative or other regulatory enforcement efforts that seek to re-characterize store-based or virtual lease-to-own transactions as credit sales and to apply consumer credit laws and regulations to the Company's business; (36) the Company's compliance with applicable statutes or regulations governing its businesses; (37) changes in interest rates; (38) changes in tariff policies; (39) adverse changes in the economic conditions of the industries, countries or markets that the Company serves; (40) information technology and data security costs; (41) the impact of any breaches in data security or other disturbances to the Company's information technology and other networks (42) changes in estimates relating to self- insurance liabilities, and income tax and litigation reserves; (43) changes in the Company's effective tax rate; (44) fluctuations in foreign currency exchange rates; (45) the Company's ability to maintain an effective system of internal controls; (46) litigation or administrative proceedings to which the Company is or may be a party to from time to time; and (47) the other risks detailed from time to time in the Company's SEC reports, including but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2022 and in its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. 7

Upbound Group, Inc. and Subsidiaries CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED Table 3 Three Months Ended September 30, (In thousands, except per share data) 2023 2022 Revenues Store Rentals and fees $ 806,766 $ 829,459 Merchandise sales 127,564 147,616 Installment sales 13,444 16,718 Other 1,429 1,340 Total store revenues 949,203 995,133 Franchise Merchandise sales 24,082 22,823 Royalty income and fees 5,813 6,001 Total revenues 979,098 1,023,957 Cost of revenues Store Cost of rentals and fees 296,820 310,079 Cost of merchandise sold 155,937 179,477 Cost of installment sales 5,102 6,032 Total cost of store revenues 457,859 495,588 Franchise cost of merchandise sold 24,073 22,834 Total cost of revenues 481,932 518,422 Gross profit 497,166 505,535 Operating expenses Store expenses Labor 152,080 156,192 Other store expenses 191,455 197,847 General and administrative expenses 53,898 40,002 Depreciation and amortization 12,624 12,798 Litigation expense 29,057 61,619 Total operating expenses 439,114 468,458 Operating profit 58,052 37,077 Interest expense 27,887 22,960 Interest income (1,255) (216) Earnings before income taxes 31,420 14,333 Income tax expense 27,057 20,111 Net earnings (loss) $ 4,363 $ (5,778) Basic weighted average shares 55,485 55,380 Basic earnings (loss) per common share $ 0.08 $ (0.10) Diluted weighted average shares 56,852 55,380 Diluted earnings (loss) per common share $ 0.08 $ (0.10) REVENUES BY SEGMENT Rent-A-Center $ 453,632 $ 473,755 Acima 475,216 504,448 Mexico 19,642 16,041 Franchising 30,608 29,713 Total revenues $ 979,098 $ 1,023,957 8

Upbound Group, Inc. and Subsidiaries SELECTED BALANCE SHEETS HIGHLIGHTS - UNAUDITED Table 4 September 30, (In thousands) 2023 2022 Cash and cash equivalents $ 105,726 $ 165,627 Receivables, net 104,772 113,230 Prepaid expenses and other assets 55,671 71,276 Rental merchandise, net On rent 968,965 943,878 Held for rent 122,493 128,708 Operating lease right-of-use assets 295,879 306,948 Goodwill 289,750 289,750 Total assets 2,626,075 2,768,596 Operating lease liabilities $ 299,509 $ 310,099 Senior debt, net 799,973 931,973 Senior notes, net 439,425 437,461 Total liabilities 2,028,830 2,220,433 Total stockholders' equity 597,245 548,163 9

Non-GAAP Financial Measures This release and the Company's related conference call contain certain financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles (GAAP), including (1) Non-GAAP diluted earnings per share (net earnings or loss, as adjusted for special items (as defined below), net of taxes, divided by the number of shares of our common stock on a fully diluted basis), (2) Adjusted EBITDA (net earnings before interest, taxes, stock-based compensation, depreciation and amortization, as adjusted for special items) on a consolidated and segment basis, (3) Free Cash Flow (net cash provided by operating activities less capital expenditures), and (4) Adjusted EBITDA margin on a consolidated and segment basis. “Special items” refers to certain gains and charges we view as extraordinary, unusual or non-recurring in nature or which we believe do not reflect our core business activities. For the periods presented herein, these special items are described in the quantitative reconciliation tables included below in this release. Because of the inherent uncertainty related to these special items, management does not believe it is able to provide a meaningful forecast of the comparable GAAP measures or reconciliation to any forecasted GAAP measure without unreasonable effort. These non-GAAP measures are additional tools intended to assist our management in comparing our performance on a more consistent basis for purposes of business decision- making by removing the impact of certain items management believes do not directly reflect our core operations. These measures are intended to assist management in evaluating operating performance and liquidity, comparing performance and liquidity across periods, planning and forecasting future business operations, helping determine levels of operating and capital investments and identifying and assessing additional trends potentially impacting our Company that may not be shown solely by comparisons of GAAP measures. Consolidated Adjusted EBITDA is also used as part of our incentive compensation program for our executive officers and others. We believe these non-GAAP financial measures also provide supplemental information that is useful to investors, analysts and other external users of our consolidated financial statements in understanding our financial results and evaluating our performance and liquidity from period to period. However, non-GAAP financial measures have inherent limitations and are not substitutes for, or superior to, GAAP financial measures and they should be read together with, our consolidated financial statements prepared in accordance with GAAP. Further, because non-GAAP financial measures are not standardized, it may not be possible to compare such measures to the non-GAAP financial measures presented by other companies, even if they have the same or similar names. 10

Reconciliation of net earnings (loss) to net earnings excluding special items and non-GAAP diluted earnings per share

Table 5

(In thousands)	Gross Profit	Operating Profit	Earnings Before Income Tax	Tax Expense	Net Earnings	Diluted Earnings per Share
	Three Months Ended September 30, 2023					
GAAP Results	$ 497,166	$ 58,052	$ 31,420	$ 27,057	$ 4,363	$ 0.08
Plus: Special Items						
Acima equity consideration vesting	—	9,378	9,378	(17,754)	27,132	0.47
Acima acquired assets depreciation and amortization[(1)]	—	18,234	18,234	5,681	12,553	0.22
Accelerated software depreciation	—	4,609	4,609	1,436	3,173	0.06
Legal settlements	—	(95)	(95)	(30)	(65)	—
Other[(2)]	—	(3,069)	(3,069)	(956)	(2,113)	(0.04)
Discrete income tax items	—	—	—	12	(12)	—
Non-GAAP Adjusted Results	$ 497,166	$ 87,109	$ 60,477	$ 15,446	$ 45,031	$ 0.79

(1) Includes amortization of approximately $14.3 million related to the total fair value of acquired intangible assets and incremental depreciation of approximately $4.0 million.

(2) Represents interest income on tax refunds for prior years received in 2023.

Table 6

(In thousands)	Gross Profit	Operating Profit	Earnings Before Income Tax	Tax Expense	Net (Loss) Earnings	Diluted Earnings per Share
	Three Months Ended September 30, 2022					
GAAP Results	$ 505,535	$ 37,077	$ 14,333	$ 20,111	$ (5,778)	$ (0.10)
Plus: Special Items						
Acima equity consideration vesting	—	42,059	42,059	(263)	42,322	0.72
Acima acquired assets depreciation and amortization[(1)]	—	18,234	18,234	(114)	18,348	0.31
IT Asset disposals	—	1,278	1,278	(8)	1,286	0.02
Legal settlement		(533)	(533)	3	(536)	(0.01)
Store closure costs	—	216	216	(1)	217	—
Cost savings initiatives	—	172	172	(1)	173	—
Hurricane impacts	—	141	141	(1)	142	—
Other	—	52	52	—	52	—
Non-GAAP Adjusted Results	$ 505,535	$ 98,696	$ 75,952	$ 19,726	$ 56,226	$ 0.94

(1) Includes amortization of approximately $14.2 million related to the total fair value of acquired intangible assets and incremental depreciation of approximately $3.9 million.

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Reconciliation of operating profit (loss) to Adjusted EBITDA (consolidated and by segment)

Table 7

(In thousands)	Three Months Ended September 30, 2023 Rent-A-Center	Acima	Mexico	Franchising	Corporate	Consolidated
GAAP Operating Profit (Loss)	$ 63,762	$ 58,124	$ 1,124	$ 3,541	$ (68,499)	$ 58,052
Plus: Amortization, Depreciation	4,421	420	345	36	7,402	12,624
Plus: Stock-based compensation	—	—	—	—	6,240	6,240
Plus: Special Items						
Acima acquired assets depreciation and amortization[(1)]	—	14,262	—	—	3,972	18,234
Acima equity consideration vesting	—	—	—	—	9,378	9,378
Accelerated software depreciation	—	—	—	—	4,609	4,609
Legal settlements	—	—	—	—	(95)	(95)
Other[(2)]	—	—	—	—	(3,069)	(3,069)
Adjusted EBITDA	$ 68,183	$ 72,806	$ 1,469	$ 3,577	$ (40,062)	$ 105,973

[(1)]Includes amortization of approximately $14.3 million related to the total fair value of acquired intangible assets and incremental depreciation of approximately $4.0 million.

[(2)]Represents interest income on tax refunds for prior years received in 2023.

Table 8

(In thousands)	Three Months Ended September 30, 2022 Rent-A-Center	Acima	Mexico	Franchising	Corporate	Consolidated
GAAP Operating Profit (Loss)	$ 71,999	$ 48,885	$ 996	$ 5,077	$ (89,880)	$ 37,077
Plus: Amortization, Depreciation	4,629	439	182	35	7,513	12,798
Plus: Stock-based compensation	—	—	—	—	3,488	3,488
Plus: Special Items						
Acima equity consideration vesting	—	—	—	—	42,059	42,059
Acima acquired assets depreciation and amortization[(1)]	—	14,262	—	—	3,972	18,234
IT Asset disposals	—	—	—	—	1,278	1,278
Legal settlement	—	—	—	—	(533)	(533)
Store closure costs	216	—	—	—	—	216
Cost savings initiatives	—	—	—	—	172	172
Hurricane impacts	141	—	—	—	—	141
Other	—	—	—	—	52	52
Adjusted EBITDA	$ 76,985	$ 63,586	$ 1,178	$ 5,112	$ (31,879)	$ 114,982

[(1)] Includes amortization of approximately $14.2 million related to the total fair value of acquired intangible assets and incremental depreciation of approximately $3.9 million.

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upbound

Reconciliation of net cash provided by operating activities to free cash flow Table 9 Three Months Ended September 30, Nine Months Ended September 30, (In thousands) 2023 2022 2023 2022 Net cash provided by operating activities $ 77,982 $ 124,962 $ 219,942 $ 412,083 Purchase of property assets (14,773) (18,541) (36,167) (49,436) Free cash flow $ 63,209 $ 106,421 $ 183,775 $ 362,647 13